Exhibit 10.5

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (this “Amendment”) is dated to be effective for all purposes as of March 1, 2018 (the “Effective Date”) and is entered into by and between BC Exchange Manager LLC, a Delaware limited liability company (“BC Manager”) and BC Exchange Advisor LLC, a Delaware limited liability company (“BC Advisor”) with reference to the following facts:

A.                                                The BC Manager and BC Advisor entered into that certain Agreement dated as of September 1, 2017 (the “Agreement”).

B.                                                The Sponsor has elected to modify the terms of the Offering to offer carry-back debt financing (each a “Loan” and collectively, the “Loans”) to certain prospective investors who desire such debt in order to avoid “boot” in connection with their acquisition of Interests in connection with a 1031 tax-deferred exchange.  The Loans will be made by a newly formed entity, which will be affiliated with the Sponsor.

C.                                                In connection with the provision of each Loan, the modified Offering will provide that investors pay to BC Manager, or a wholly-owned subsidiary thereof, a loan origination fee in an amount to be determined by BC Manager (the “Loan Origination Fee”) which Loan Origination Fee is not expected to exceed 75 basis points of the original principal amount of the Loan.

D.                                                The BC Manager and BC Advisor desire to modify and amend the Agreement to reflect that, in light of certain additional Services that will be required in connection with each Loan (the “Debt Services”), including, without limitation, credit underwriting, documentation, closing services, and other coordination, all of which will be provided by BC Advisor or a wholly-owned affiliate thereof, which in and of itself is an affiliate of the Advisor, the Loan Origination Fee will be part of the Fees assigned and transferred to BC Advisor.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, BC Manager and BC Advisor hereby agree as follows:

1.                                      Scope of First Amendment; Defined Terms; Incorporation of Recitals.  Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect in all respects and the term “Agreement” shall mean the Agreement as modified by this Amendment.  Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Agreement.  The preamble and recitals set forth above are hereby incorporated into this Amendment by this reference in their entirety.

2.                                      Modifications and Amendments to Agreement.  The Agreement is amended such that all references to “Services” shall be deemed to include the Debt Services.  The Agreement is further amended such that all references to “Fees” shall be deemed to include the Loan Origination Fee.

3.                                      Ratification.  As amended hereby the Agreement is hereby ratified and shall remain in full force and effect.

4.                                      Governing Law; Venue.  This Amendment shall be construed and governed by the laws of the state of Colorado, without giving effect to the conflict of law principles of such state.  Except to the extent required otherwise by applicable law, the venue for any action relating to this Amendment shall be brought solely and exclusively in Denver, Colorado.  Each party hereto hereby consents to jurisdiction and venue in such courts.

5.                                      Authority.  This Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

6.                                      Attorney’s Fees. In the event of any dispute arising hereunder, the substantially prevailing party shall recover its reasonable attorneys’ fees, costs, and disbursements, including the cost of reasonable investigation, preparation, and professional consultation incurred in connection with such dispute. The obligations of the parties set forth in this Section 6 shall survive the expiration or earlier termination of this Amendment.

7.                                      Entire Agreement; No Amendment.  This Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this amendment and shall supersede all prior written and oral agreements concerning this subject matter.  This Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of BC Manager and BC Advisor.  Each party acknowledges that it has read this Amendment, fully understands all of this Amendment’s terms and conditions, and executes this Amendment freely, voluntarily and with full knowledge of its significance.  Each party to this Amendment has had the opportunity to receive the advice of counsel prior to the execution hereof.

8.                                      Severability.  If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

9.                                      Counterparts; PDF.  This Amendment may be executed in counterparts, and each counterpart shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to an original or same counterpart.  The parties agree that signatures transmitted electronically via pdf attachment shall be binding as if they were original signatures.

10.                               Captions and Headings.  The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

BC EXCHANGE MANAGER LLC,
A Delaware limited liability company

By:	Black Creek Diversified Property Operating Partnership LP,
A Delaware limited partnership, its sole member

	By:	Black Creek Diversified Property Fund Inc.,
A Maryland corporation, its general partner

		By:	/s/ Lainie P. Minnick
Lainie P. Minnick, Chief Financial Officer

BC EXCHANGE ADVISOR LLC,
A Delaware limited liability company

By: BC Exchange Advisor Group LLC,
a Delaware limited liability company, its sole member

	By:	/s/ Evan H. Zucker
Evan H. Zucker, Manager